EXHIBIT A (99)


        DIRECTORS AND EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY


     Set forth below is the name, business address, present occupation or employment and five-year employment history of each director and executive officer of The Coca-Cola Company. Except as indicated below, each such person is a citizen of the United States. None of the directors and executive officers named below own any Common Stock of Coca-Cola Bottling Co. Consolidated. Directors of The Coca-Cola Company who are also executive officers of The Coca-Cola Company are indicated by an asterisk. Except as indicated below, the business address of each executive officer of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY
                         PRINCIPAL OCCUPATION
     NAME                   OR EMPLOYMENT                     ADDRESS
Roberto C. Goizueta *    Chairman of the Board of
                         Directors and Chief Executive
                         Officer of The Coca-Cola Company

M. Douglas Ivester *     President and Chief Operating
                         Officer of The Coca-Cola Company

Herbert A. Allen         President, Chief Executive           Allen & Company
                         Officer and a Managing Director       Incorporated
                         of Allen & Company Incorporated,     711 Fifth Avenue
                         a privately held investment          New York, NY 10022
                         banking firm

Ronald W. Allen          Chairman of the Board, President     Delta Air Lines, Inc.
                         and Chief Executive Officer of       Hartsfield International
                         Delta Air Lines, Inc., a major         Airport
                         U.S. air transportation company      Atlanta, GA 30320

Cathleen P. Black        President of the Hearst Magazines    Hearst Magazines
                         Division of The Hearst Corporation   959 8th Avenue
                         a major media and communications     New York, NY 10019
                         company

Warren E. Buffett        Chairman of the Board of             Berkshire Hathaway Inc.
                         Directors and Chief Executive        1440 Kiewit Plaza
                         Officer of Berkshire Hathaway        Omaha, NE 68131
                         Inc., a diversified holding
                         company

Charles W. Duncan, Jr.   Private investor                     Duncan Interests
                                                              600 Travis, Suite 6100
                                                              Houston, TX 77002-3007

DIRECTORS OF THE COCA-COLA COMPANY
                         PRINCIPAL OCCUPATION
     NAME                   OR EMPLOYMENT                     ADDRESS
Susan B. King            Leader in Residence, Hart            Hart Leadership Program
                         Leadership Program, Duke             Terry Sanford Institute
                         University, a program for the        of Public Policy
                         development and advancement of       Duke University
                         leadership and management            Box 90248
                         skills in the public and private     Durham, NC 27708-0248
                         sectors

Donald F. McHenry        University Research Professor        Edmund A. Walsh School
                         of Diplomacy and International       of Foreign Service
                         Affairs, Georgetown University;      Georgetown University
                         President of The IRC Group, a        Washington, D.C. 20057
                         New York City and Washington,
                         D.C. consulting firm

Sam Nunn                 Partner of the law firm of           King & Spalding
                         King & Spalding since                191 Peachtree Street
                         January 3, 1997; member of the       Atlanta, GA 30303
                         United States Senate until
                         January 1997

Paul F. Oreffice         Retired as Chairman of the Board     2630 Barcelona Drive
                         of Directors of The Dow Chemical     Fort Lauderdale, FL 33301
                         Company in 1992 (The Dow Chemical
                         Company is a diversified chemical,
                         metals, plastics and packaging
                         company)

James D. Robinson III    Chairman and Chief Executive         J.D. Robinson Inc.
                         Officer of RRE Investors, LLC, a     22nd Floor
                         private venture investment firm;     126 East 56th Street
                         President of J.D. Robinson Inc.,     New York, NY 10022
                         a strategic advisory company;
                         Senior Advisor to Trust Company
                         of the West, an insurance and
                         investment management firm

Peter V. Ueberroth       Investor and Managing Director,      The Contrarian Group, Inc.
                         The Contrarian Group, Inc., a        Suite 900
                         management company                   500 Newport Center Drive
                                                              Newport Beach, CA 92660

James B. Williams        Chairman of the Board of             SunTrust Banks, Inc.
                         Directors and Chief Executive        P.O. Box 4418
                         Officer, SunTrust Banks, Inc.,       Atlanta, GA 30302
                         a bank holding company

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY
                         PRINCIPAL OCCUPATION
     NAME                   OR EMPLOYMENT                     ADDRESS
Ralph H. Cooper          Senior Vice President and President  The Minute Maid Company
                         and Chief Executive Officer of       2000 St. James Place
                         The Minute Maid Company              Houston, TX 77056

Douglas N. Daft          Senior Vice President and President
                         of the Middle and Far East Group

                         Mr. Daft is a citizen of Australia.

Timothy J. Haas          Vice President and President of
                         the Latin America Group

E. Neville Isdell        Senior Vice President and
                         President of the Greater Europe
                         Group

                         Mr. Isdell is a citizen of the
                         United Kingdom and Northern
                         Ireland.

Jack L. Stahl            Senior Vice President and President
                         of the North America Group

Carl Ware                Senior Vice President and President
                         of the Africa Group

Anton Amon               Senior Vice President and Manager
                         of the Product Integrity Division

James E. Chestnut        Senior Vice President and Chief
                         Financial Officer

                         Mr. Chestnut is a citizen of
                         the United Kingdom.

Joseph R. Gladden, Jr.   Senior Vice President and General
                         Counsel

George Gourlay           Senior Vice President and Manager
                         of the Technical Operations
                         Division

Earl T. Leonard, Jr.     Senior Vice President,
                         Corporate Affairs

Sergio S. Zyman          Senior Vice President and Chief
                         Marketing Officer